Exhibit 99.4

AMENDMENT NO. 2 TO THE STOCKHOLDERS AGREEMENT

AMENDMENT NO. 2

This AMENDMENT NO. 2 (this “Amendment”) to that certain Agreement, dated as of May 29, 2013 (the “Agreement”), by and between each of the entities listed on Exhibit A thereto (each such entity and any other person who becomes bound by the Agreement as contemplated by clause (a) of Section 1 thereof, a “Stockholder” and collectively, the “Stockholders”), is entered into as of December 3, 2013 by and between the Stockholders party hereto.

WHEREAS, the Stockholders wish to extend the term of the Agreement;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, and intending to be legally bound, the parties agree as follows:

1. Term and Termination. Section 4(a) of the Agreement is hereby amended to read as follows: “Unless earlier terminated pursuant to paragraph (b) of Section 4, the term of the Agreement shall be a period expiring on June 30, 2015.”

2. Miscellaneous. Except for clauses (a), (d) and (l) thereof, Section 5 of the Agreement is incorporated herein, mutatis mutandis.

3. Ratification. Except as specifically amended herein, all terms and conditions of the Agreement are hereby ratified and confirmed in all respects and shall remain in full force and effect.

[Signature page follows.]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the day and year written above.

SPH MANAGER, LLC		SPECTRUM GROUP MANAGEMENT, LLC

By:	/s/ Edward A. Mulé	By:	/s/ Stephen Jacobs
Name:	Edward A. Mulé	Name:	Stephen Jacobs
Title:	Member	Title:	COO
Address:	c/o Silver Point Capital, L.P.	Address:	1250 Broadway, 19th Floor
	2 Greenwich Plaza		New York, NY 10001
	Greenwich, CT 06830	Facsimile: 212-983-2322
Facsimile:

HIGHLAND CAPITAL MANAGEMENT LP		COURAGE CAPITAL MANAGEMENT, LLC

By:	/s/ Frank Waterhouse	By:	/s/ Richard R. Horton
Name:	Frank Waterhouse	Name:	Richard R. Horton
Title:	Assistant Treasurer	Title:	Chief Financial Officer
Address:	300 Crescent Court Suite 700	Address:	4400 Harding Road, Suite 503
	Dallas, TX 75201		Nashville, TN 37205
Facsimile:		Facsimile:

ONE EAST PARTNERS MASTER, L.P.		ONE EAST PARTNERS OPPORTUNITIES, L.P.

By:	/s/ B. Scott Reid	By:	/s/ B. Scott Reid
Name:	B. Scott Reid	Name:	B. Scott Reid
Title:	Authorized Signatory	Title:	Authorized Signatory
Address:	551 Madison Avenue, 10th Floor	Address:	551 Madison Avenue, 10th Floor
	New York, NY 10022		New York, NY 10022
Facsimile: 212-230-4501		Facsimile: 212-230-4501